UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2009

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As disclosed in a Current Report on Form 8-K filed by MediciNova, Inc. (“MediciNova”) on January 21, 2009, MediciNova previously has entered into a Credit Line Account Application and Agreement for Organizations and Businesses (the “Credit Line Agreement”) with UBS Bank USA (“UBS Bank”) on January 14, 2009 that provides MediciNova with an uncommitted, demand revolving line of credit of up to 75% of the market value, as determined by UBS Bank in its sole discretion, of MediciNova’s auction rate securities that MediciNova has pledged as collateral. On February 25, 2009, UBS Bank increased MediciNova’s availability under the Credit Line Agreement by $2,200,000 to $18,100,000. MediciNova subsequently borrowed an additional $2,200,000 under the Credit Line Agreement, bringing the total amount outstanding under the facility to $18,100,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	See Item 1.01 herein for information regarding the increase in availability under the Credit Line Agreement and MediciNova’s subsequent drawdown under the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MediciNova has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: February 26, 2009	By:	/s/ Shintaro Asako
	Name:	Shintaro Asako
	Title:	Chief Financial Officer